Sublease

         This Sublease (the "Sublease") is entered into as of the date set forth in Section 1.1 (e) below, by and between the Sublandlord and the Subtenant set forth below.

                                   WITNESSETH


                           1.1 The Sublease provisions and definitions set forth
                  in this Section 1.1. in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of the Sublease, the latter shall control.

   (A)   SUBLANDLORD'S NAME         CYBERCASH, INC.
         AND ADDRESS:               2100 Reston Parkway, Third Floor
                                    Reston, Virginia 20191
                                    Attention:  Manager, Facilities

   (B)   SUBLANDLORD'S STATE        Delaware
         OF INCORPORATION

   (C)   SUBTENANT'S NAME           MYTURN.COM, INC.
         AND ADDRESS                1080 Marina Village Parkway
                                    Alameda, CA 94501
                                    510-263-4800

   (D)   SUBTENANT'S STATE
         OF INCORPORATION:          Delaware

   (E)   SUBLEASE DATE:             August 24, 2000

   (F)   OVERSUBLANDLORD'S          COMPUTER ASSOCIATES
         NAME AND ADDRESS:          INTERNATIONAL, INC. (as successor
                                    In interest to ASK Computer Systems,
                                    Inc.)
                                    1 Computer Associates Plaza
                                    Islandia, New York 11788-7000
                                    Attention: Senior Vice President -
                                    Facilities

   (G)   OVERSUBLEASE:              Sublease dated March 23, 1999, between
                                    Sublandlord and Oversublandlord

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(H)      OVERLANDLORD'S             ALAMEDA REAL ESTATE
         NAME AND ADDRESS:          INVESTMENTS VINTAGE PROPERTIES
                                    393 Vintage Park Drive
                                    Foster City, California 94404

(I)      OVERLEASE:                 Lease dated June 25, 1992 between
                                    Overlandlord and Oversublandlord, as Amended by Amendment No. 1, dated December 1, 1994

(J)      UNINCORPORATED             Paragraphs: 4A, 4B, 4C, 4G, 5, 9, (except
         PROVISIONS OF THE          Subtenant shall be responsible for payment
         OVERLEASE                  of applicable telephone charges), 32,
                                    36 and 45

(K)      BUILDING:                  1201 Marina Village Parkway
                                    Alameda, California  94501

(L)      PREMISES:                  Approximately 12,516 rentable square feet on
                                    the third floor of the Building, described in Exhibit "A," hereto (the "Premises").

(M)      ESTIMATED SUBLEASE
         COMMENCEMENT DATE:         September 15, 2000

(N)      SUBLEASE
         EXPIRATION DATE:           September 29, 2004

(O)      BASE MONTHLY RENT:         As set forth below commencing
                                    on the Sublease Commencement Date.


                 Month                                    Base Rent
         (or portions thereof)            (prorated for portions of months)
----------------------------------------  ------------------------------------
                  1-12                                   $ 35,044.80
----------------------------------------  ------------------------------------
                 13-24                                   $ 36,446.59
----------------------------------------  ------------------------------------
                 25-36                                   $ 37,904.46
----------------------------------------  ------------------------------------
             37- Expiration                              $ 39,420.63
----------------------------------------  ------------------------------------


(P)      SUBLEASE OPERATING
         EXPENSES INCLUDING REAL
         ESTATE TAXES               (See Article 13)

(Q)      PREPAID BASE RENT:         $35,044.80

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(R)      SECURITY DEPOSIT:          (See Article 15)

(S)      ALTERATIONS:               (See Article 7)

(T)      BASE YEAR:                 2000

(U)      BROKERS:

         FOR SUBLANDLORD:           The Staubach Company

         FOR SUBTENANT:             Aegis Realty Partners

(V)      SUBTENANT'S
         PROPORTIONAL SHARE:        15.08% of the Building

2.    SUBLEASE GRANT.

     2.1 By lease (hereinafter referred to as the "Overlease") described above, the Overlandlord leased to Oversublandlord the Premises in accordance with the terms of the Overlease. A copy of the Overlease is attached hereto as Exhibit 1. By Sublease (hereinafter referred to as the "Oversublease"), the Oversublandlord leased to Sublandlord the Premises in accordance with the terms of the Oversublease. A copy of the Oversublease is attached hereto as Exhibit 2.

     2.2 In consideration of the obligation of Subtenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord, upon and subject to the provisions of this Sublease, the Oversublease and the Overlease, the Premises.

3.    SUBLEASE TERM.

     3.1 Subject to the other provisions hereof, this Sublease shall continue in full force and effect for a term beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date as defined above. Such term is herein called the "Sublease Term."

     3.2 The Sublease Commencement Date shall be seven (7) days after Sublandlord provides Subtenant with written notice of Sublandlord's substantial completion of the work described in the attached Exhibit B. If for any reason other than Sublandlord's willful misconduct or breach of this Sublease there is a delay in Sublandlord's delivery of the Premises, Sublandlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease, or the obligations of the parties hereunder, or extend the term hereof, provided, however, that if possession of the Premises is not delivered to Subtenant within sixty (60) days of the date set forth in Section 1.1(m),

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Subtenant may, in its sole discretion,  terminate this Sublease.  The payment of rent shall not commence prior to the Commencement Date.

     3.3 Sublease Termination. If Subtenant elects to terminate the Sublease based upon the terms and conditions of Section 3.2 above only, Sublandlord shall immediately return and release all prepaid rent and deposits made by Subtenant to Sublandlord in conjunction with this Sublease.

4.    RENT.

     4.1 Subtenant, in consideration of and as a condition to this Sublease, agrees to pay to Sublandlord the rent prescribed herein, including the Base Rent set forth in Section 1.1(o), hereof. Base Rent is payable in advance and without demand, at Sublandlord's office (or such other location as Sublandlord shall designate in writing) by check on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever. Subtenant's failure to receive an invoice from Sublandlord for the rent shall not relieve Subtenant from its obligation of timely payment hereunder. The Prepaid Base Rent as defined in Section 1.1(q) shall be provided upon Subtenant's Sub-Sublease execution and applied against Subtenant's first month's obligation with respect to the Base Rent. In the event the Sublease Commencement Date is after the first day of the month, Subtenant shall be entitled to a prorated credit against the Prepaid Base Rent for each such day after the first day of the month to be applied toward the next month's payment.

     4.2 As used in this Sublease, "rent" shall mean the Base Rent, the Operating Expense reimbursements pursuant to Sections 1.1 and Article 13, and all other monetary obligations provided for in this Sublease to be paid by Subtenant, all of which constitute rental in consideration for this Sublease.

     4.3 In the event the rent is not paid by the fifth day of any given month, interest shall accrue thereon at the maximum rate permitted by law. In addition, if the rent is not paid by the tenth day of any given month, Subtenant shall pay to Sublandlord, as liquidated damages, and not as a penalty, an additional amount equal to five percent of the rent that is due, but not less than One Hundred Dollars ($100.00).

5.    ASSIGNMENT OR UNDERLETTING.

     5.1 Except for a merger of Subtenant with, or sale of substantially all of Subtenant's assets to a US corporation that assumes Subtenant's obligations hereunder in writing, Subtenant shall not (a) assign this Sublease, or (b) permit this Sublease to be assigned by operation of law or otherwise, or (c) underlet all or any portion of the Premises (including any desk space therein), without first obtaining:

          (i) Overlandlord's and Oversublandlord's consents and all other required consents to such assignment or subletting as set forth in and pursuant to the Overlease and the Oversublease; and

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          (ii) Sublandlord's consent.

     5.2 If Subtenant intends, in good faith, to consider taking any of the actions described in Section 5.1(a) through (c) above, for the entire Premises or any portion thereof, then Subtenant shall request in writing Sublandlord's consent and, Sublandlord shall have the right exercisable in its sole discretion, within ten (10) days of receipt of such notice, to terminate this Sublease as to the Premises (or portion thereof) referenced in the notice and take possession of the Premises or portion thereof for which Subtenant is making the request ("Termination Notice"). If Sublandlord elects to terminate this Sublease as to any portion of the Premises in accordance with this Section 5.3, Subtenant may, within five (5) business days of written receipt of Sublandlord's intent to terminate this Sublease as to any portion of the Premises, withdraw its notice in its entirety and, upon such withdrawal, this Sublease shall remain in full force and effect as to the Premises or portion thereof to which the withdrawn notice pertained. If Sublandlord terminates this Sublease (or any portion thereof) under this Section 5.3, Subtenant's rights and obligations hereunder shall cease with respect to any portion of the Premises referenced in the Termination Notice, except for liability for rents accrued to the date of termination and for any prior breaches of this Sublease, both of which shall survive termination. In the event Sublandlord does not elect to terminate this Sublease as to any portion of the Premises, Subtenant may market the space for sublease and shall be bound by the consent requirements of this Section 5.

     5.3 Upon such termination as describe in Section 5.2 above, Sublandlord immediately shall return and release all security deposits made by Subtenant relating to any portion of the Premises referenced in the Termination Notice, based upon the relative, pro-rata square footage comprising the Premises before and immediately after the termination.

6.    TERMS OF THE OVERLEASE AND OVERSUBLEASE.

     6.1 Except as herein otherwise expressly provided, and except for the obligation to pay rent and additional rent under the Overlease and the Oversublease (collectively, the "Overleases"), all of the terms, covenants, conditions and provisions in the Overleases are hereby incorporated in, and made a part of, this Sublease, and such rights and obligations as are contained in the Overleases are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the landlords in the Overleases, and the Subtenant herein being substituted for the tenants named in the Overleases; provided, however, that the Sublandlord herein shall not be liable for any defaults by Overlandlord or Oversublandlord. Neither Sublandlord nor Subtenant shall take any action that shall cause there to occur a default under the terms of the Overleases (or either of them), nor shall either fail to take any action the failure of which shall cause there to occur such default. If the Overleases (or either of them) shall be terminated for any reason other than Sublandlord's default or breach during the term hereof, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease in accordance with the terms and conditions hereof and applicable law, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to

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possession,  Subtenant will at once surrender and deliver up the Premises in the same general condition and repair as existed on the Sublease Commencement Date, reasonable wear and tear excepted. Sublandlord and Subtenant shall promptly upon receipt deliver to the other any and all notices received from the Overlandlord or Oversublandlord or their agents that affect the other's rights or obligations under the Overleases (or either of them) or this Sublease. Upon the early termination of this Sublease as provided for herein, Sublandlord shall return to Subtenant any unapplied prepaid rent and the Security Deposit subject to the provisions contained herewith.

     6.2 This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overleases hereafter made between the parties thereto, provided that any such amendment or supplement to the Overleases (or either of them) will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease, or in any other way materially adversely affect Subtenant.

     6.3 This Sublease is subject and subordinate to the Overleases and to all ground or underlying leases and to all mortgages that may now or hereafter affect such leases or the real property of which the Premises are a part, and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 6.3 shall be self-operative, and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any commercially reasonable subordination, non-disturbance and attornment agreement or similar document that Sublandlord and Overlandlords may request.

     6.4 Subject to the terms of the Overlease, Subtenant shall have the right of first offer on any additional space Sublandlord makes available for sublease in the Builiding. Sublandlord shall notify Subtenant of such space and Subtenant shall have ten (10) days from recipt of Sublandlord's notice to notify Sublandlord of its intention to exercise this right. The rent for the sublease space described here in Section 6.4 shall be at fair market value as determined by Sublandlord.

7.    CONDITION OF  PREMISES

     7.1 Sublandlord shall cause to be performed Sublandlord's Work in a professional and workmanlike manner, consistent with the existing quality of improvements at the Building and in accordance with all applicable statutes, regulations, codes and laws, and to deliver the Premises "broom clean" with all systems servicing the Premises in good working order and repair. Except for Sublandlord's Work, Subtenant agrees to take the Premises "as is." Notwithstanding the foregoing, if a duly authorized regulatory authority or court of competent jurisdiction shall hereafter determine that the Premises violate the terms of the Americans With Disabilities Act (the "ADA"), or any other statute, regulation, code or law, and that such violation did not exist on or before the Sublease Commencement Date, then the costs of abating the violation results from any alteration or improvement of the Premises performed by or at the direction of Subtenant, then the cost of abating such violation shall be borne by Subtenant.

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     7.2 Subtenant will reimburse  Sublandlord  for the total cost of performing the Sublandlord's Work reflected in Exhibit B within ten (10) business days of Sublandlord's presentation of documentation substantiating the costs incurred therefor; provided, however, that Subtenant's obligations under this Section 7.2 shall be limited to $110,000.00 in the aggregate. Subtenant shall pay all of the costs associated with any modifications Subtenant requests to the Sublandlord's Work including those items reflected in Section 2 of Exhibit B and all other modifications made to the Premises not reflected on Exhibit B. If Subtenant undertakes modifications to the Premises while Sublandlord's Work is proceeding, Subtenant shall coordinate the activities of its employees, contractors and subcontractors so as not to unreasonably impede or interfere with the timely progress of the Sublandlord's Work. If Sublandlord's Work is not completed by the date set forth in Section 1.1(m) due in whole or in part to interference by Subtenant's employees, contractors or subcontractors, the Sublease Commencement Date shall be deemed to be that date upon which Landlord's Work would have been substantially complete but for such interference.

8.    USE OF PREMISES.

     8.1 Subtenant agrees that the Premises shall be used only for such purposes as are permitted under the Overlease and Oversublease.

9.    CONSENT OF OVERLANDLORD AND OVERSUBLANDLORD.

     9.1 This Sublease is conditioned upon the consent thereto by Overlandlord and the Oversublandlord (collectively, the "Overlandlords"), which consent shall be evidenced by Overlandlords' signatures appended hereto or separate consents in such other commercially reasonable form utilized by Overlandlords for such purposes. Subtenant shall be solely responsible for any fees or charges imposed by Overlandlords in connection with the obtaining of such consent, which fees and charges shall not exceed $1,000.00. Provided Overlandlords' consent does not impose any obligations or restrictions on Subtenant materially different from this Sublease, or otherwise materially affect the terms of this Sublease, Subtenant shall promptly execute any commercially reasonable documents requested by Overlandlords in order to obtain Overlandlords' approval.

     9.2 Sublandlord shall use commercially reasonable efforts to obtain the Overlandlords' approval of this Sublease, however, Sublandlord makes no representation with respect to obtaining Overlandlords' approval of this Sublease and, in the event that Overlandlords (or either of them) notify Sublandlord that Overlandlords (or either of them) will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlords (or either of them), this Sublease shall be deemed to be null and void and without force or effect. Thereafter, Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease and Sublandlord immediately shall return and release all prepaid rents and deposits made by Subtenant. If both Overlandlords do not consent in writing to this Sublease within sixty (60) days after the full execution and delivery of this Sublease, the

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Subtenant may, at any time thereafter until such consent is obtained,  terminate
this  Sublease  upon  written  notice  to  Sublandlord,   whereupon  Sublandlord
immediately shall return and release all prepaid rents, payments and deposits made by Subtenant to Sublandlord in conjunction with this Sublease, with the exception of any payments made to Sublandlord by Subtenant to reimburse Sublandlord for improvement work performed by Sublandlord or its contractor or agent not included in Section 1 of Exhibit B. The Commencement Date shall not occur prior to the consents being obtained.

     9.3 Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord and/or Oversublandlord. If Overlandlord and/or Oversublandlord should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval, whether or not such refusal, in Subtenant's opinion, is arbitrary or unreasonable. Notwithstanding the foregoing, Sublandlord shall cooperate with Subtenant, at no cost to Sublandlord, in seeking to obtain Overlandlords' consent or approval, including without limitation, enforcing Sublandlord's rights under the Overlease or Oversublease on behalf of Subtenant.

10.   DEFAULT.

     10.1 Except as otherwise expressly provided herein, Subtenant acknowledges that the services to be rendered to the Premises are to be rendered by Overlandlord and Oversublandlord Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease that results solely from a corresponding breach by Overlandlord and/or Oversublandlord under the Overlease or Oversublease, then, and in such event, Subtenant's sole remedy against Sublandlord for such breach shall be the right to pursue a claim (including legal action) in the name of Sublandlord against Overlandlord or Oversublandlord (as the case may be), and Sublandlord agrees that it will, at the Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

     10.2 Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and/or Oversublandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease or the Oversublease (as the case may be), even if such time period is shorter than the period otherwise allowed in the Overlease or the Oversublease (as the case may be), due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord and/or Oversublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease and/or the Oversublease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord, Oversublandlord or from any governmental authorities.

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     10.3 If and  whenever  there  shall  occur  any  event of  default  of this
Sublease, after notice of such default and a 30 day cure prior have expired, Sublandlord may, at Sublandlord's option, in addition to any other remedy or right given under the Overlease or the Oversublease or by law or equity, do any one or more of the following:

               (a) Terminate this Sublease, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord;

               (b) Terminate Subtenant's right to possession of the Premises under this Sublease without terminating the Sublease itself, by written notice to Subtenant, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord; or

               (c) Enter upon the Premises by force if necessary without being liable for prosecution or any claim for damages therefore, and do whatever Subtenant is obligated to do under the terms of this Sublease; and Subtenant agrees to reimburse Sublandlord on demand for any direct or indirect expenses that Sublandlord, Oversublandlord or Overlandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such actions.

     10.4 It is hereby expressly stipulated by Sublandlord and Subtenant that any of the above listed actions, including, without limitation, termination of this Sublease, termination of Subtenant's right to possession, and reentry by Sublandlord, will not affect the obligations of Subtenant for the unexpired Sublease Term, including the obligations to pay unaccrued monthly rentals and other charges provided in this Sublease for the remaining portions of the Sublease Term. Sublandlord is entitled to the same remedies as Overlandlord has under the Overlease in addition to the above.

11.   SUBLANDLORD REPRESENTATION.

     Sublandlord represents (a) that it is the holder of the interest of the Subtenant under the Oversublease, and (b) that the Oversublease is in full force and effect and no default exists under the Oversublease. The continued validity of the foregoing representations as of the Sublease Commencement Date is an express condition precedent to Subtenant's obligations hereunder. In the event that any of the foregoing representations is not true as of the Sublease Commencement Date, Subtenant may, in its sole discretion, terminate this Sublease whereupon Sublandlord immediately shall return and release all prepaid rents, payments and deposits made by Subtenant. In the event Sublandlord receives notice that it is allegedly in breach of the Overlease or Oversublease, than Sublandlord will use commercially reasonable efforts to provide Subtenant with prompt notice of such alleged breach.

12.      BROKERS.

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     12.1 Each party hereto covenants, represents and warrants to the other that it has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than Aegis Realty Partners (representing Subtenant) and The Staubach Company (representing Sublandlord), and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof. Upon execution of this Sublease, Sublandlord shall pay each of Aegis Realty Partners and The Staubach Company a commission equal to two and one-half percent (2.5%) of the aggregate Base Rent to be paid during the Sublease Term.

13.      OPERATING EXPENSES/TAXES.

     13.1 The Base Year shall be 2000. Normal business hours shall be 8:00 a.m. to 6:00 p.m., Monday through Friday (excluding holidays). Subtenant shall be solely responsible for all costs relating to its telephone service, Internet connectivity, after hours HVAC, and any other service requested by Subtenant not provided for in the Overleases and included in the Base Rent.

     13.2 Beginning January 1, 2001, Subtenant shall be responsible for Subtenant's Proportional Share of increases in Operating Expenses and Property Taxes over and above the actual Operating Expenses and Property Taxes for the Base Year as determined by the Overlandlord pursuant to the terms of the Oversublease. For purposes of this Sublease, Subtenant's Proportional Share shall be 15.08% of the Building. Upon Sublandlord's receipt of Oversublandlord's statement setting forth the amount of Sublandlord's share of Operating Expenses and Property Taxes, Sublandlord shall prepare and deliver to Subtenant a statement setting forth the calculation of Subtenant's Proportional Share of increases above the Base Year. The procedure for payment and reconciliation of Operating Expenses and Property Taxes set forth in Section 4F of the Overlease shall apply to the obligations of Subtenant hereunder, including, without limitation, the right of audit.

14.      ALTERATIONS.

     14.1 In the event Subtenant is permitted to perform alterations in the Premises hereunder, Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without submitting detailed plans and construction schedules to Sublandlord and Overlandlords, and receiving Sublandlord's and Overlandlords' prior written consent to such plans. Subtenant shall make no changes, alterations, additions, improvements or decorations that would result in Overlandlord or Oversublandlord charging Sublandlord for the cost of same, including any removal costs associated therewith, and Subtenant shall comply with all laws and regulations relating to such construction, including, but not limited to, receipt of certificates of occupancy, permits and ADA requirements, and shall be responsible for all costs associated therewith. Sublandlord may impose reasonable guidelines as may be necessary to protect its occupancy and rights provided in the Overlease and Oversublease, including placing reasonable restrictions on times when certain

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types of work may be performed in order to prevent undue  intrusion and noise to
Sublandlord or other tenants in the Building.

15.      SECURITY DEPOSIT.

     15.1 As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, Subtenant is simultaneously herewith delivering to Sublandlord, and shall maintain through out the Sublease Term a security deposit consisting of $80,000 in cash and a letter of credit in the form of Exhibit C benefiting Sublandlord in the amount of $160,000 (collectively, the "Security Deposit"). In the event that Sublandlord applies any portion of the cash security or draws against the letter of credit with respect to a default by Subtenant, Subtenant shall forthwith restore the cash amount or letter of credit balance, as the case may be, so that at all times the amount of the Security Deposit shall be not less than the amount prescribed above. Sublandlord may apply the whole or any part of the Security Deposit to the extent required for the payment of any sum as to which Subtenant is in default, or for any sum that Sublandlord may expend or may be required to expend by reason of Subtenant's default.

     15.2 If, at the twelve (12) month anniversary of the Commencement Date and every year thereafter, Subtenant has not been in default of its obligations under the Sublease and has a net worth equal to or greater than its net worth on the Commencement Date of the Sublease and Subtenant has more cash or cash equivalents under its direct control than it did on the Commencement Date of the Sublease, the letter of credit would be reduced by $40,000. If Subtenant does not meet all three of the above mentioned criteria, the letter of credit would remain in tact until the next anniversary of the Commencement Date when the same evaluation criteria would be applied.

     15.3 In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, that portion of the Security Deposit not used or applied by Sublandlord shall be returned to Subtenant within thirty (30) days after the Sublease Expiration Date and after delivery of entire possession of the Premises to Sublandlord, Oversublandlord or Overlandlord, as the case may be.

16.      QUIET ENJOYMENT.

     16.1 So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly, have, hold and enjoy the Premises, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

     16.2 In the event Subtenant does not completely vacate the Premises by the Sublease Expiration Date or earlier termination of this Sublease, Subtenant shall indemnify and hold harmless Sublandlord in respect of any and all holdover charges or penalties imposed under the Overlease or the Oversublease upon Sublandlord in respect of the Premises and in respect of any and all costs,

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liabilities or expenses  (including  attorneys' fees) suffered by Sublandlord in respect of same, as and when such costs, liabilities or expenses are incurred. In this regard, Subtenant shall, if requested by Sublandlord, in Sublandlord's sole discretion, defend Sublandlord against any action or proceeding brought against Sublandlord that arises out of said holdover.

17.   NO WAIVER.

     17.1 The failure of Sublandlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease, any Overlease, or of any of the Rules and Regulations set forth or hereafter adopted by Sublandlord, shall not prevent a subsequent act that would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing, signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent, additional rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such Base Rent, additional rent or other charge, or pursue any other remedy in this Sublease provided. No act or thing done by Sublandlord or Sublandlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing, signed by Sublandlord. No employee of Sublandlord or Sublandlord's agent shall have any power to accept the keys of the demised premises prior to the termination of the Sublease, and the delivery of keys to any such agent or employee shall not operate as a termination of the Sublease or a surrender of the demised premises.

18.      NOTICES.

     18.1 Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation, must or may be given or made by the parties hereto shall be in writing and (a) served personally, (b) or sent by prepaid, certified mail, return receipt requested, or (c) sent by recognized overnight courier service, or (d) sent by facsimile. Notices served personally shall be deemed received on the date of delivery. Notices mailed in accordance herewith shall be deemed received on the date the U.S. Post Office receipts delivery or refusal to accept delivery. Notices delivered by recognized courier service shall be deemed received on the next business day following deposit with the courier service. Notices sent by facsimile shall be deemed received upon electronic confirmation of receipt of transmission provided a copy of the same also is mailed by first class mail on the same date. If a notice is received or deemed received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

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     The address of each party shall be that address set forth in this Sublease.
Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting hereof. In the event Subtenant's address is not set forth herein, notice to Subtenant shall be deemed sufficient if sent to the Premises.

19.  MISCELLANEOUS.

     19.1 Where applicable, Subtenant shall be responsible for all incidental costs incurred as a result of this Sublease not otherwise allocated to Sublandlord or Subtenant, including, but not limited to, security cards, keys, parking cards, and the like.

     19.2 This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     19.3 This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord, delivered to Subtenant, and approved and consented to by both Overlandlords. This Section 19.3 shall be not deemed to modify the provisions of Section 9, hereof.

     19.4 This Sublease constitutes the entire agreement between the parties, and all representations and understandings have been merged herein.

     19.5 This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

     19.6 Subtenant shall have the exclusive right throughout the Sublease Term, as between Subtenant and Sublandlord, to its proportionate share of the non-reserved parking spaces that Sublandlord is allocated under the Oversublease.

     19.7 During the Sublease Term, Subtenant shall have a right of first offer to lease any additional space that Sublandlord presently occupies in the Building that Sublandlord determines to sublease. Sublandlord will give Subtenant seven days written notice prior to subleasing any space in the Building with respect to which Subtenant has a right of first offer under this section. The notice will specify the space proposed to be sublet, the date upon which the prospective sublessee could take possession, and the applicable rent and additional payments pertaining to the space. Subtenant shall have the exclusive right during such ten (10) -day period to sublease the entire space (but not a portion thereof) on the terms set forth in Sublandlord's notice by delivering to Sublandlord a written notice stating that Subtenant accepts the space. Upon Subtenant's exercise of its right of first offer as set forth above, this Sublease shall be deemed to be modified effective as of the date of possession indicated in Sublandlord's notice and the terms and conditions in this Sublease shall apply to the additional space in all respects except that the rent and additional payments shall be as set forth in Sublandlord's initial notice. Subtenant's right of first offer is not assignable and is

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subject to Subtenant's  performance of all of its  obligations  hereunder.  Once given, Subtenant's exercise of its right of first offer shall be irrevocable.

     19.8 If either party to this Sublease initiates any suit or other formal legal proceeding to preserve or enforce its rights hereunder, then the prevailing party is such proceeding (as determined by the court or other adjudicating authority) shall be entitled to receive from the other party to such proceeding all reasonable fees and costs incurred in connection therewith, including reasonable attorneys' fees.

     19.9 Subtenant, at its sole cost and expense and subject to the approval of Overlandlords, shall have the right to install signage on the Building as well as a monument sign next to the Building, consistent with the signage of other Building tenants.

     19.10 In the event Subtenant fails to vacate the Premises at the expiration of the Sublease Term in accordance with the terms of the Overlease, the provision of Paragraph 22 of the Overlease shall apply, except that the reference to "one hundred twenty-five percent (125%)" therein shall be changed to "one hundred fifty percent (150%)" for the purposes of this Sublease.

     19.11 Subtenant agrees that it will not, without the prior written consent of Sublandlord, solicit or hire any Sublandlord employee, or induce such employee to leave Sublandlord's employment, directly or indirectly, during the Sublease Term and for a period of twelve months after the expiration of the Sublease Term.

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     IN WITNESS WHEREOF,  the parties have hereunto set their hands and seals on the day and year first above written.

                                    Subtenant

                                                     My Turn.com

                                                     By: /s/ Paul Danner
                                                         ---------------
                                                     Name:  Paul Danner
                                                     Title:  EVP

                                   Sublandlord

                                                     CyberCash, Inc.

                                                     By: /s/ Arthur Pumo
                                                        ----------------
                                                     Name:  Arthur Pumo
                                                     Title:  EVP, HR

         ACKNOWLEDGED AND AGREED:

         Overlandlord

         Alameda Real Estate Investments Vintage Properties

         By:_____________________________________
         Name:
         Title:

         Oversublandlord

         Computer Associates International, Inc.

         By:_____________________________________
         Name:
         Title:

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                                    EXHIBIT B

                                   Work Letter

GENERAL

As per Section 7.2 of the Sublease, Sublandlord shall provide all design, labor, supervision and materials necessary to demise the floor as depicted in Exhibit " A " (The "Work") to be reimbursed by Subtenant with a total cost not to exceed $110,000. The Work shall be performed in a timely, professional and workmanlike manner, in accordance with all applicable statutes, ordinances, rules, and laws, including, without limitation, all local and national building codes. The Work generally is described as follows:

             - Construct rated common area corridor o approximately  100 feet in length for lavatory access. Corridor to include double door access to Sub landlord Reception area and 3 single doors for Sub tenant access and Fire emergency access.

             - Construct  tenant-demising  partition of approximately 35 feet in length between open office areas 343 & 342 with separate entrances for Sub landlord and Subtenant. Demising partition to extend three (3) feet above suspended ceiling.

             - Construct Tenant demising  partition of  approximately  eight (8)
               feet in length between open office area 344 and Sub landlord Reception area, 300. Demising partition to extend three (3) feet above suspended ceiling.

             - Associated  Electrical work to include additional light fixtures, switching modifications and elimination of shared circuits

             - Install all necessary  floorcoverings,  paint,  wallcoverings and finish work to match existing.



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